Exhibit 10.1

FORM OF

MASTER SEPARATION AGREEMENT

between

SARA LEE CORPORATION

and

HANESBRANDS INC.

i

ii

FORM OF

MASTER SEPARATION AGREEMENT

This Master Separation Agreement (this “Agreement”) is dated as of                          , 2006, between Sara Lee Corporation, a Maryland corporation (“Sara Lee”), and Hanesbrands Inc., a Maryland corporation (“HBI”).

Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to such terms in Article VII below.

RECITALS

WHEREAS, Sara Lee, through its branded apparel business in the Americas and Asia, is engaged in the business of designing, manufacturing, sourcing and selling apparel essentials such as t-shirts, bras, panties, men’s underwear, kids’ underwear, socks, hosiery, casualwear and activewear, as described in the Registration Statement defined below (the “Branded Apparel Business”);

WHEREAS, the Board of Directors of Sara Lee has determined that it would be appropriate and desirable to separate the Branded Apparel Business from Sara Lee;

WHEREAS, Sara Lee has caused HBI to be incorporated in order to facilitate such separation;

WHEREAS, Sara Lee currently owns all of the issued and outstanding shares of common stock of HBI (the “HBI Common Stock”);

WHEREAS, the Boards of Directors of Sara Lee and HBI have each determined that it would be appropriate and desirable for Sara Lee and certain of its Subsidiaries to contribute and transfer to HBI, and for HBI to receive and assume, directly or indirectly, certain assets and liabilities associated with the Branded Apparel Business as further described herein (the “Separation”);

WHEREAS, Sara Lee and HBI currently contemplate that, following the Separation, Sara Lee will distribute, on a pro rata basis, to the holders of the issued and outstanding shares of Sara Lee’s common stock (the “Sara Lee Common Stock”) all of the issued and outstanding shares of HBI Common Stock owned by Sara Lee as further described herein (the “Distribution”);

WHEREAS, the HBI Common Stock to be distributed in the Distribution will be registered pursuant to a registration statement on Form 10 filed under the Exchange Act (such registration statement, together with all amendments and supplements thereto, the “Registration Statement”); and

WHEREAS, the parties intend in this Agreement to set forth the principal arrangements between them regarding the Separation and the Distribution.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, covenants and provisions of this Agreement, Sara Lee and HBI mutually covenant and agree as follows:

ARTICLE I

SEPARATION

Section 1.1 Separation Date. Unless otherwise provided in this Agreement, or in any Ancillary Agreement, the effective time and date of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation shall be [12:01] a.m., Central Time, on September     , 2006, or such other date as may be determined by Sara Lee (the “Separation Date”).

Section 1.2 Closing of Transactions. Unless otherwise provided herein, the closing of the transactions contemplated in Article II shall occur by the execution and delivery on or prior to the Separation Date of each of the instruments of transfer, assumptions of liability, undertakings, agreements, instruments or other documents contemplated by this Agreement and the Ancillary Agreements at the offices of Kirkland & Ellis LLP (“K&E”) at 200 East Randolph Drive, Chicago, Illinois 60601 (or such other place as may be designated by Sara Lee) to be held pending delivery as provided in Section 1.3 on the Separation Date.

Section 1.3 Exchange of Certificates. Upon receipt of a certificate of the Secretary or an Assistant Secretary of Sara Lee authorizing delivery thereof, K&E shall deliver to HBI on behalf of Sara Lee all of the items required to be delivered by Sara Lee hereunder pursuant to Section 2.1 and each such item shall be deemed to be delivered to HBI as of the Separation Date. Upon receipt of a certificate of the Secretary or an Assistant Secretary of HBI authorizing delivery thereof, K&E shall deliver to Sara Lee on behalf of HBI all of the items required to be delivered by HBI hereunder pursuant to Section 2.2 and each such item shall be deemed to be delivered to Sara Lee as of the Separation Date.

ARTICLE II

DOCUMENTS AND ITEMS TO BE

DELIVERED ON THE SEPARATION DATE

Section 2.1 Documents to be Delivered by Sara Lee. On the Separation Date, Sara Lee will deliver, or will cause its appropriate Subsidiaries to deliver, to HBI all of the following agreements, documents and instruments (collectively, together with all agreements, documents and instruments contemplated hereby or thereby or executed in connection herewith or therewith, the “Ancillary Agreements”):

(a) A duly executed Employee Matters Agreement substantially in the form attached hereto as Exhibit A (the “Employee Matters Agreement”);

(b) A duly executed Tax Sharing Agreement substantially in the form attached hereto as Exhibit B (the “Tax Sharing Agreement”);

(c) A duly executed Master Transition Services Agreement substantially in the form attached hereto as Exhibit C (the “Master Transition Services Agreement”);

(d) A duly executed Real Estate Matters Agreement substantially in the form attached hereto as Exhibit D (the “Real Estate Matters Agreement”);

(e) A duly executed Indemnification and Insurance Matters Agreement substantially in the form attached hereto as Exhibit E (the “Indemnification and Insurance Matters Agreement”);

(f) A duly executed Intellectual Property Matters Agreement substantially in the form attached hereto as Exhibit F (the “Intellectual Property Matters Agreement”);

(g) Resignations of each individual who is an officer or director of HBI or its Subsidiaries (including those Subsidiaries which will be transferred to HBI in connection with the Separation) and who is or will be an employee, officer or director of Sara Lee or its Subsidiaries from and after the Separation Date from any and all such offices and directorships of HBI or such Subsidiaries held by such individual; and

(h) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

Section 2.2 Documents to be Delivered by HBI. On the Separation Date, HBI will deliver, or will cause its appropriate Subsidiaries to deliver, to Sara Lee all of the following Ancillary Agreements:

(a) In each case where HBI is a party to any Ancillary Agreement, a duly executed counterpart of such Ancillary Agreement;

(b) Resignations of each individual who is an officer or director of Sara Lee or its Subsidiaries (not including those Subsidiaries which have been or will be transferred to HBI in connection with the Separation) and who is or will be an employee, officer or director of HBI or its Subsidiaries from and after the Separation Date from any and all such offices and directorships of Sara Lee or such Subsidiaries held by such individual; and

(c) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

ARTICLE III

THE DISTRIBUTION AND ACTIONS PENDING THE DISTRIBUTION

Section 3.1 Transactions Prior to the Distribution. Subject to the conditions specified in Section 3.2, Sara Lee and HBI shall use their reasonable best efforts to consummate the Distribution. Such efforts shall include, without limitation, those specified in this Section 3.1.

(a) Registration Statement. Sara Lee and HBI shall cooperate in preparing and filing the Registration Statement with the Securities and Exchange Commission (the

“Commission”). Subsequent to filing the Registration Statement, Sara Lee and HBI shall cooperate in the preparation and filing of any amendments or supplements thereto as may be necessary in order to cause the same to become and remain effective as required by law, including, without limitation, filing such amendments or supplements to the Registration Statement as may be required by the Commission or federal, state or foreign securities laws. Sara Lee and HBI shall also cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments or supplements thereof which are required to reflect the establishment of, or amendments or supplements to, any employee benefit and other plans necessary or appropriate in connection with the Separation, the Distribution, or the other transactions contemplated by this Agreement and the Ancillary Agreements.

(b) Other Securities Laws Matters. Sara Lee and HBI shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of any state of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

(c) Preparation of Materials and Presentations. Sara Lee and HBI shall participate in the preparation of materials and presentations as Sara Lee and its financial advisors shall deem necessary or desirable from time to time.

(d) Information Statement. Sara Lee shall, as soon as practicable after the Registration Statement is declared effective under the Exchange Act (or, after consultation with counsel, prior to such effectiveness) and the Board of Directors of Sara Lee has approved the Distribution, cause the Information Statement to be mailed to the Record Holders.

(e) Other Materials. Sara Lee and HBI shall prepare and mail, on or prior to the Distribution Date, to the holders of Sara Lee Common Stock, such other information concerning HBI, its business, operations and management, the Separation, the Distribution and such other matters as Sara Lee in its sole and absolute discretion determines are necessary or desirable and as may be required by law. Sara Lee and HBI will prepare, and Sara Lee or HBI (as applicable) will, to the extent required under applicable law, file with the Commission any such documentation and any requisite no action letters which Sara Lee in its sole and absolute discretion determines are necessary or desirable to effectuate the Distribution and Sara Lee and HBI shall each use its reasonable best efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

(f) NYSE Listing. HBI shall prepare, file and use its reasonable best efforts to seek to make effective, an application for listing of the HBI Common Stock on the New York Stock Exchange (“NYSE”), subject to official notice of distribution.

Section 3.2 Conditions Precedent to Consummation of the Distribution. The obligations of the parties to use their reasonable best efforts to consummate the Distribution (the date of the distribution as determined by Sara Lee in its discretion, is referred to as the “Distribution Date”) shall be conditioned on the satisfaction of the following conditions and any other conditions as are determined by Sara Lee, in its discretion:

(a) Registration Statement. The Registration Statement shall have been declared effective by the Commission, and there shall be no stop-order in effect with respect thereto, and no proceeding for that purpose shall have been instituted by the Commission.

(b) Blue Sky. The actions and filings with regard to applicable securities and blue sky laws of any state of the United States (and any comparable laws of any foreign jurisdictions) shall have been taken and, where applicable, have become effective or been accepted.

(c) NYSE Listing. The HBI Common Stock to be distributed pursuant to the Distribution shall have been accepted for listing on the NYSE, on official notice of distribution.

(d) No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Separation or the Distribution or any of the other transactions contemplated by this Agreement and the Ancillary Agreements shall be in effect.

(e) Separation. The Separation shall have become effective in accordance with the terms of this Agreement and the Ancillary Agreements.

(f) Financing. HBI shall have received the proceeds of the borrowings under the Financing Agreements and paid and/or distributed $                         of such proceeds to Sara Lee and Sara Lee shall be satisfied in its sole discretion that as of the Effective Time it will have no obligation or other Liability whatsoever under the Financing Agreements.

(g) Opinion. Sara Lee shall have received from an investment banking or valuation firm a solvency opinion (or similar opinion) with regard to HBI, such opinion to be in form and substance satisfactory to Sara Lee in its sole discretion.

(h) IRS Private Letter Ruling or Opinion of Counsel. A private letter ruling from the Internal Revenue Service or an opinion of counsel shall have been obtained, and shall continue in effect, to the effect that, among other things, the Distribution will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Code and the transfer to HBI of the HBI Assets and the assumption by HBI of the HBI Liabilities in connection with the contribution contemplated by Article IV will not result in recognition of any gain or loss to Sara Lee, HBI or Sara Lee’s or HBI’s stockholders for federal income tax purposes, and such ruling or opinion shall be in form and substance satisfactory to Sara Lee in its sole discretion.

(i) No Termination. This Agreement shall not have been terminated.

The foregoing conditions are for the sole benefit of Sara Lee and shall not give rise to or create any duty on the part of Sara Lee or Sara Lee’s Board of Directors to waive or not to waive any such conditions or in any way limit Sara Lee’s right to terminate this Agreement as set forth in Section 3.3(d) or alter the consequences of any such termination from those specified in Section 3.3(d). Any determination made by Sara Lee prior to the Distribution concerning the satisfaction or waiver of any or all of the conditions set forth in this Section 3.2 shall be conclusive.

Section 3.3 Distribution.

(a) Distribution Generally. At any time after the Separation Date, if Sara Lee, in its sole and absolute discretion, advises HBI that Sara Lee intends to pursue the Distribution, HBI agrees to take all actions requested by Sara Lee to facilitate a Distribution.

(b) Sole Discretion. Sara Lee shall, in its sole and absolute discretion, determine whether or not to proceed with all or part of the Distribution, determine the Distribution Date and determine all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, Sara Lee may at any time and from time to time until the completion of the Distribution, modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. HBI shall cooperate with Sara Lee in all respects to accomplish any such Distribution and shall, at Sara Lee’s direction, promptly take any and all actions reasonably necessary or desirable in Sara Lee’s sole and absolute discretion to effect the Distribution.

(c) Actions in Connection with Distribution. Subject to Section 3.2 hereof, on or prior to the Distribution Date, Sara Lee will deliver to the Agent for the benefit of the Record Holders, a single stock certificate, endorsed by Sara Lee in blank, representing all of the outstanding shares of HBI Common Stock then owned by Sara Lee, and shall cause the transfer agent for the shares of Sara Lee Common Stock to instruct the Agent to distribute on the Distribution Date the appropriate number of such shares of HBI Common Stock to each such Record Holder. The Distribution shall be effective at [11:59 p.m.], Central Time, on the Distribution Date (the “Effective Time”). Subject to Section 3.2 and Section 3.5, each Record Holder will be entitled to receive in the Distribution a number of shares of HBI Common Stock equal to the number of shares of Sara Lee Common Stock held by such Record Holder on the Record Date multiplied by the distribution ratio to be determined by Sara Lee’s Board of Directors when it declares the Distribution (the “Distribution Ratio”). It is intended that the Distribution Ratio will approximate a fraction the numerator of which is the number of shares of HBI Common Stock beneficially owned by Sara Lee on the Distribution Date and the denominator of which is the number of shares of Sara Lee Common Stock outstanding on the Record Date. Sara Lee and HBI, as the case may be, will provide to the Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

(d) Termination. Without limiting the generality of Section 3.3(b), (i) this Agreement and the Ancillary Agreements may be terminated or (ii) the Distribution may be amended, modified or abandoned, in each case at any time prior to the Effective Time by and in the sole and absolute discretion of Sara Lee without the approval of HBI. In the event of such termination, neither party shall have any Liability of any kind to the other party.

Section 3.4 Cooperation and Further Assurances Regarding the Distribution. In addition to the actions specifically provided for elsewhere in this Agreement, if Sara Lee decides to proceed with the Distribution, HBI shall, at Sara Lee’s direction, consult and cooperate with Sara Lee in connection with the Distribution and use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things desirable, necessary, proper or expeditious in order to consummate and make effective the Distribution as promptly as reasonably practicable as directed by Sara Lee. Without limiting the generality of the foregoing, HBI shall, at Sara Lee’s direction, cooperate with Sara Lee, and execute and deliver, or cause to have executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and use its reasonable best efforts to make all filings with, and to obtain all consents, approvals or authorizations of, any domestic or foreign governmental or regulatory authority requested by Sara Lee in order to consummate and make effective the Distribution.

Section 3.5 Fractional Shares; Unclaimed Shares or Cash.

(a) Fractional Shares. Sara Lee shall direct the Agent to (i) determine the number of whole shares and fractional shares of HBI Common Stock allocable to each Record Holder, (ii) aggregate all such fractional shares and sell the whole shares obtained thereby in open market transactions as soon as practicable on or after the Distribution Date at then prevailing trading prices and (iii) cause to be distributed to each such Record Holder or for the benefit of each such beneficial owner, in lieu of any fractional share, such Record Holder’s or owner’s ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. Solely for purposes of computing fractional share interests pursuant to this Section 3.5(a), the beneficial owner of Sara Lee Common Stock held of record in the name of a nominee in any nominee account shall be treated as the holder of record with respect to such shares.

(b) Unclaimed Shares or Cash. Any HBI Common Stock or cash in lieu of fractional shares with respect to HBI Common Stock that remain unclaimed by any Record Holder 180 days after the Distribution Date shall be delivered to HBI. HBI shall hold all such HBI Common Stock and cash for the account of such Record Holder and any such Record Holder shall look only to HBI for such HBI Common Stock and cash, if any, in lieu of fractional share interests, subject in each case to applicable escheat or other abandoned property laws. HBI shall indemnify the Sara Lee Group for all claims relating to such HBI Common Stock and cash so delivered to HBI in accordance with the Indemnification and Insurance Matters Agreement.

Section 3.6 Financing Arrangements. Prior to the Effective Time, HBI shall enter into the Financing Agreements. HBI agrees to take all necessary actions to borrow sufficient funds under the Financing Agreements prior to the Effective Time to allow it to pay and/or distribute $2.4 billion to Sara Lee. Prior to the Effective Time, Sara Lee and HBI shall cooperate in the preparation of all materials as may be necessary or advisable for HBI to secure funding pursuant to the Financing Agreements.

ARTICLE IV

CONTRIBUTION AND ASSUMPTION

Section 4.1 Contribution of Assets and Assumption of Liabilities.

(a) Transfer of Assets. Effective as of the Separation Date, Sara Lee hereby assigns, transfers, conveys and delivers (or will cause any applicable Subsidiary to assign, transfer, convey and deliver) to HBI or an applicable Subsidiary of HBI, and HBI hereby accepts from Sara Lee, or the applicable Subsidiary of Sara Lee, and agrees to cause the applicable Subsidiary of HBI to accept, all of Sara Lee’s and its applicable Subsidiaries’ respective right, title and interest in and to all HBI Assets, other than the Delayed Transfer Assets; provided, however, that any HBI Assets that are specifically assigned or transferred pursuant to an Ancillary Agreement shall not be assigned or transferred pursuant to this Section 4.1(a), and such HBI Assets shall be assigned or transferred pursuant to such Ancillary Agreement.

(b) Assumption of Liabilities. Effective as of the Separation Date, Sara Lee hereby assigns, transfers, conveys and delivers (or will cause any applicable Subsidiary to assign, transfer, convey and deliver) to HBI or an applicable Subsidiary of HBI, and HBI hereby assumes and agrees faithfully to perform and fulfill, and if applicable, comply with, or will cause any applicable Subsidiary of HBI to assume, perform and fulfill, and if applicable, comply with, all of the HBI Liabilities, other than the Delayed Transfer Liabilities, in accordance with their respective terms. Thereafter, HBI shall be responsible (or will cause any applicable Subsidiary of HBI to be responsible) for all HBI Liabilities, regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, on or after the date hereof, regardless of where or against whom such Liabilities are asserted or determined or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, misrepresentation by any member of (i) prior to the Distribution Date, the Sara Lee Group or any of its directors, officers, employees or agents or (ii) prior to, on or after the Distribution Date, the HBI Group or any of its directors, officers, employees or agents.

(c) Delayed Transfer of Assets and Liabilities. Each of the parties hereto agrees that the Delayed Transfer Assets will be assigned, transferred, conveyed and delivered, and the Delayed Transfer Liabilities will be assumed, in accordance with the terms of the agreements (including this Agreement and the Ancillary Agreements) that provide for such assignment, transfer, conveyance and delivery, or such assumption, after the Separation Date. Following such assignment, transfer, conveyance and delivery of any Delayed Transfer Asset, or such assumption of any Delayed Transfer Liability, the applicable Delayed Transfer Asset or Delayed Transfer Liability shall be treated for all tax and other purposes of this Agreement and the Ancillary Agreements as an HBI Asset or as an HBI Liability, as the case may be. Each of the parties hereto agrees that until any Delayed Transfer Asset is assigned, transferred, conveyed and delivered to HBI or a Subsidiary of HBI, Sara Lee and HBI shall cooperate in any lawful and commercially reasonable arrangement agreed to by the parties under which HBI or a Subsidiary of HBI shall obtain the economic claims, rights and benefits under such Delayed Transfer Asset. Each of the parties hereto agrees that until a Delayed Transfer Liability is assumed by HBI or a Subsidiary of HBI, HBI shall indemnify and hold harmless the Sara Lee Group from such Delayed Transfer Liability.

(d) Misallocated Assets. In the event that at any time or from time to time (whether prior to, on or after the Separation Date), any party hereto (or any member of the Sara Lee Group or the HBI Group, as applicable) shall receive or otherwise possess any Asset that is allocated to any other Person pursuant to this Agreement or any Ancillary Agreement, such party shall promptly transfer, or cause to be transferred, such Asset to the Person so entitled thereto. Prior to any such transfer, the Person receiving or possessing such Asset shall hold such Asset in trust for any such other Person.

Section 4.2 HBI Assets.

(a) Included Assets. For purposes of this Agreement, “HBI Assets” shall mean (without duplication) the following Assets, except as otherwise provided for in any Ancillary Agreement or other written agreement between Sara Lee and HBI executed as of or after the date of this Agreement:

(i) all Assets reflected in the HBI Balance Sheet, subject to any dispositions of such Assets subsequent to the date of the HBI Balance Sheet; provided, however, that such Assets shall exclude the amounts receivable from Sara Lee that are reflected in the HBI Balance Sheet but that, as disclosed in the Registration Statement, will be capitalized into Sara Lee’s equity in HBI or repaid on or prior to the Distribution Date;

(ii) all Assets that have been written off, expensed or fully depreciated that, had they not been written off, expensed or fully depreciated, would have been reflected in the HBI Balance Sheet in accordance with the principles and accounting policies under which the HBI Balance Sheet was prepared;

(iii) all Assets acquired by Sara Lee or its Subsidiaries after the date of the HBI Balance Sheet that would be reflected in the balance sheet of HBI as of the Separation Date if such balance sheet was prepared using the same principles and accounting policies under which the HBI Balance Sheet was prepared;

(iv) all Assets that should have been reflected in the HBI Balance Sheet as of the Separation Date but are not reflected in the HBI Balance Sheet due to mistake or unintentional omission (or Assets of the type described in clause (iii) above which are not reflected in HBI’s interim balance sheet due to mistake or unintentional omission); provided however that, except as otherwise provided in the Ancillary Agreements and subject to Section 4.6(b), no Asset shall be an HBI Asset requiring any transfer by Sara Lee unless HBI or Sara Lee has, on or before the eighteen month anniversary of the Separation Date, given the other notice that it believes that such Asset is a HBI Asset (and the Steering Committee agrees that such Asset is an HBI Asset or it is determined that such Asset is an HBI Asset through an arbitration conducted under Section 6.13 hereof);

(v) all HBI Contingent Gains;

(vi) all HBI Contracts;

(vii) all of the issued and outstanding capital stock, partnership interest, limited liability company interests or other equity interests of the Subsidiaries set forth in Schedule 4.2(a)(vii) (such stock and other interests, the “HBI Entity Interests”, and such Subsidiaries, the “HBI Entities”);

(viii) [RESERVED];

(ix) all Intellectual Property used exclusively in the Branded Apparel Business, which shall include, without limitation, the trade name and trademarks set forth on Schedule 4.2(a)(viii), together with the Intellectual Property grants and licenses pursuant to the Ancillary Agreements;

(x) to the extent permitted by law and subject to the Indemnification and Insurance Matters Agreement, all rights of any member of the HBI Group under any of Sara Lee’s Insurance Policies or other insurance policies issued by Persons unaffiliated with Sara Lee;

(xi) all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement or any Schedule hereto or thereto as Assets to be transferred to HBI or any member of the HBI Group, including all Assets set forth on Schedule 4.2(a)(x);

(xii) those “GSI Company Prefixes” assigned by the Uniform Code Council, Inc. to Sara Lee that are listed on Schedule 4.2(a)(xi); and

(xiii) except as otherwise expressly provided in this Agreement or any Ancillary Agreement, all other Assets that are used exclusively by the HBI Group on or prior to the Separation Date.

The parties acknowledge and agree that HBI and its Subsidiaries may acquire the HBI Assets, in part and without duplication, through the transfer and assignment of the HBI Entity Interests of one or more of the HBI Entities which own, lease or have the right to use such HBI Assets. Notwithstanding the foregoing, the HBI Assets shall not include the Excluded Assets referred to in Section 4.2(b) below.

(b) Excluded Assets. For the purposes of this Agreement, “Excluded Assets” shall mean any Assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be retained by Sara Lee or any other member of the Sara Lee Group, including the Assets (if any) set forth on Schedule 4.2(b). The parties acknowledge and agree that neither HBI nor any of its Subsidiaries will acquire any right, title and interest in any Excluded Assets through the transfer and assignment of the HBI Entity Interests of one or more of the HBI Entities which own, lease or have the right to use such Excluded Assets.

Section 4.3 HBI Liabilities.

(a) Included Liabilities. For the purposes of this Agreement, “HBI Liabilities” shall mean (without duplication) the following Liabilities, except as otherwise provided for in any Ancillary Agreement or other written agreement between Sara Lee and HBI executed as of or after the date of this Agreement:

(i) all Liabilities reflected in the HBI Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the HBI Balance Sheet; provided, however, that such Liabilities shall exclude the amounts owed to Sara Lee that are reflected in the HBI Balance Sheet but that, as disclosed in the Registration Statement, will be capitalized into Sara Lee’s equity in HBI or repaid on or prior to the Distribution Date;

(ii) all Liabilities of Sara Lee or its Subsidiaries that arise after the date of the HBI Balance Sheet that would be reflected in the balance sheet of HBI as of the Separation Date if such balance sheet was prepared using the same principles and accounting policies under which the HBI Balance Sheet was prepared;

(iii) all Liabilities that should have been reflected in the HBI Balance Sheet as of the Separation Date but are not reflected in the HBI Balance Sheet due to mistake or unintentional omission (or Liabilities of the type described in clause (ii) above which were not reflected in HBI’s interim balance sheet due to mistake or unintentional omission); provided however that, except as otherwise provided in the Ancillary Agreements and subject to Section 4.6(b), no Liability shall be considered as a HBI Liability unless Sara Lee or HBI has, on or before the earlier of the eighteen month anniversary of the Separation Date, has given the other notice that it believes that such Liability is an HBI Liability (and the Steering Committee agrees that such Liability is an HBI Liability or it is determined that such Liability is an HBI Liability through an arbitration conducted under Section 6.13 hereof);

(iv) all HBI Contingent Liabilities;

(v) all Liabilities (other than Liabilities for Taxes), whether arising before, on or after the Separation Date, substantially or exclusively relating to, arising out of or resulting from:

(A) the operation of the Branded Apparel Business or the ownership or use of the HBI Assets at any time prior to, on or after the Separation Date, including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative with respect to the Branded Apparel Business (whether or not such act or failure to act is or was within such Person’s authority) and any Liability relating to, arising out of or resulting from any unclaimed property (but excluding any financing provided by Sara Lee to the Branded Apparel Business and any charges for corporate level services from Sara Lee, except to the extent such financing or charges are included as HBI Liabilities elsewhere in this Section 4.3(a)); or

(B) the operation of any business conducted by any member of the HBI Group at any time after the Separation Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority) and any Liability relating to, arising out of or resulting from any unclaimed property);

(vi) all Liabilities, whether arising before, on or after the Separation Date, relating to, arising out of, resulting from or under the Contracts set forth on Schedule 4.3(a)(vi);

(vii) all Liabilities relating to, arising out of or resulting from the Financing Agreements;

(viii) any Liabilities arising out of claims made by Sara Lee’s or HBI’s (or their Subsidiaries) respective directors, officers, employees, consultants, independent contractors or agents against any member of the Sara Lee Group or the HBI Group, to the extent such claims relate to the activities of any such Person on behalf of or relating to the Branded Apparel Business; and

(ix) all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement or any Schedule hereto or thereto as Liabilities to be assumed by HBI or any member of the HBI Group (including, without limitation, for costs and expenses relating to the Distribution or the Separation (except to the extent set forth in Section 5.5)), and all agreements, obligations and Liabilities of any member of the HBI Group under this Agreement or any of the Ancillary Agreements, including all Liabilities set forth on Schedule 4.3(a)(viii).

Notwithstanding the foregoing, the HBI Liabilities shall not include the Excluded Liabilities referred to in Section 4.3(b) below.

(b) Excluded Liabilities. For the purposes of this Agreement, “Excluded Liabilities” shall mean the following:

(i) any and all agreements, obligations and Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as agreements, obligations or Liabilities to be retained or assumed by Sara Lee or any other member of the Sara Lee Group;

(ii) all agreements, obligations and Liabilities of any member of the Sara Lee Group under this Agreement or any Ancillary Agreement;

(iii) all agreements, obligations and Liabilities set forth on Schedule 4.3(b); and

(iv) all Liabilities which are not (A) described in Section 4.3(a) above or (B) assumed by the HBI Group under this Agreement or the Ancillary Agreements.

Section 4.4 Shared Contracts.

(a) With respect to Shared Contractual Liabilities pursuant to, under or relating to a given Shared Contract, such Shared Contractual Liabilities shall be allocated between the parties as follows:

(i) First, if a Liability is incurred exclusively in respect of a benefit received by one party or its Group, the party or Group receiving such benefit shall be responsible for such Liability.

(ii) Second, if a Liability cannot be exclusively allocated to one party or its Group under clause (i) foregoing, such Liability shall be allocated among both parties and their respective Groups based on the relative proportions of total benefit received (over the term of the Shared Contract, measured as of the date of allocation) under the relevant Shared Contract. Notwithstanding the foregoing, each party and its Group shall be responsible for any or all Liabilities arising out of or resulting from such party’s or Group’s breach of the relevant Shared Contract.

(b) If Sara Lee or any member of the Sara Lee Group, on the one hand, or HBI or any member of the HBI Group, on the other hand, receives any benefit or payment under any Shared Contract which was intended for the other party or its Group, Sara Lee and any member of the Sara Lee Group, on the one hand, or HBI and any member of the HBI Group, on the other hand, will use their respective reasonable best efforts to deliver, transfer or otherwise afford such benefit or payment to the other party.

Section 4.5 Transfer of Certain Excluded Assets and Excluded Liabilities Effective as of immediately prior to the Separation Date, (a) Sara Lee will cause any applicable HBI Entity which owns, leases or has any right to use any Excluded Assets to assign, transfer, convey and deliver to Sara Lee or a Subsidiary of Sara Lee, and Sara Lee will accept from the applicable HBI Entity, and agrees to cause the applicable Subsidiary of Sara Lee to accept, all such applicable HBI Entity’s respective right, title and interest in and to any and all of such Excluded Assets, and (b) Sara Lee will cause any applicable HBI Entity which is responsible for any Excluded Liability to assign, transfer, convey and deliver to Sara Lee or a Subsidiary of Sara Lee, and Sara Lee will assume, or will cause any applicable Subsidiary of Sara Lee to assume, any and all of such Excluded Liabilities. In furtherance of the foregoing, the HBI Entities shall execute and deliver such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of their right, title and interest in and to the Excluded Assets to Sara Lee and its Subsidiaries, and Sara Lee and any applicable Subsidiary shall execute and deliver to HBI such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Excluded Liabilities by Sara Lee or its Subsidiaries, in each case, as determined by Sara Lee in its reasonable discretion.

Section 4.6 Methods of Transfer and Assumption.

(a) Terms of Ancillary Agreements Govern. The parties shall enter into the Ancillary Agreements, on or about the date of this Agreement. To the extent that the transfer of any HBI Asset or Excluded Asset or the assumption of any HBI Liability is expressly provided for by the terms of any Ancillary Agreement, the terms of such Ancillary Agreement shall effect, and determine the manner of, the transfer or assumption. For example, and without limitation, transfers of interests in real property used in the Branded Apparel Business shall be governed by the Real Estate Matters Agreement. It is the intent of the parties that pursuant to Sections 4.1,

4.2, 4.3 and 4.4, the transfer and assumption of all other HBI Assets and HBI Liabilities, other than Delayed Transfer Assets and Delayed Transfer Liabilities, shall be made effective as of the Separation Date.

(b) Mistaken Assignments and Assumptions. In addition to those transfers and assumptions accurately identified and designated by the parties to take place but which the parties are not able to effect on or prior to the Separation Date, there may exist (i) Assets that the parties discover were, contrary to the agreements between the parties, by mistake or unintentional omission, transferred to HBI or retained by Sara Lee or (ii) Liabilities that the parties discover were, contrary to the agreements between the parties, by mistake or unintentional omission, assumed by HBI or not assumed by HBI. The parties shall cooperate in good faith to effect the transfer or re-transfer of mis-allocated Assets, and/or the assumption or re-assumption of mis-allocated Liabilities, to or by the appropriate party and shall not use the determination that remedial actions need to be taken to alter the original intent of the parties hereto with respect to the Assets to be transferred to or Liabilities to be assumed by HBI. Each party shall reimburse the other or make other financial adjustments or other adjustments to remedy any mistakes or omissions relating to any of the Assets transferred hereby or any of the Liabilities assumed hereby.

(c) Transfer of Assets and Liabilities not Included in HBI Assets and HBI Liabilities. In the event the parties discover Assets and Liabilities that are to be transferred to or assumed by HBI under Section 4.2(a)(iv) or 4.3(a)(iii), respectively, the parties shall cooperate in good faith to effect the transfer of such Assets at book value, or the assumption of such Liabilities, to HBI or its Subsidiaries, and shall not use the determination of remedial actions contemplated in this Agreement to alter the original intent of the parties hereto with respect to the Assets to be transferred to or Liabilities to be assumed by HBI. Each party shall reimburse the other or make other financial adjustments or other adjustments to remedy any mistakes or omissions relating to any of the Assets transferred hereby or any of the Liabilities assumed hereby.

(d) Transfer of Certain Leased Equipment. Pursuant to the PHH Agreements, Sara Lee operates an executive auto program under which certain employees obtain the personal use of leased automobiles. To enable HBI to continue to participate in such executive automobile program for a period of time after the Distribution Date, Sara Lee shall, subject to Section 4.8, sublease all of the passenger vehicles leased by HBI or its Subsidiaries through the PHH Agreements and covered by Sara Lee’s executive auto program as of the Separation Date (collectively, the “Leased Vehicles”) to HBI or its applicable Subsidiary (the “Sublease”). To implement the Sublease, HBI shall enter into (i) a sublease agreement with Sara Lee consistent with the provisions of this Section 4.6(b), and (ii) a management agreement with PHH Fleet America Corporation on terms substantially the same as the Management Agreement dated June 30, 1991 between PHH-CFC Leasing, Inc. and PHH Fleet America Corporation. With respect to any Leased Vehicle used by an HBI employee who is an active employee as of the Separation Date, the Sublease will continue in effect until the earlier of (A) the expiration of the existing lease term for such vehicle, or (B) December 31, 2006; provided that PHH Fleet America Corporation, as manager of the executive automobile program, may issue instructions or impose rules to ensure the orderly return of the Leased Vehicles, which instructions or rules may require the return of some Leased Vehicles earlier than December 31, 2006. With respect to any Leased

Vehicle used by a former HBI employee pursuant to any severance agreement executed prior to the Separation Date, the Sublease will continue in effect until the date specified in the applicable severance agreement. After the Distribution Date, HBI and its Subsidiaries shall not execute any severance agreement with any HBI employee that permits such employee to continue to use a Leased Vehicle beyond December 31, 2006. Notwithstanding the foregoing, and for the avoidance of doubt, from and after the Separation Date, the Leased Vehicles shall constitute HBI Assets. The lease payment for each Leased Vehicle covered by the Sublease shall be equal to the lease payment Sara Lee is obligated to pay from time to time under the PHH Agreements for such Leased Vehicle. Unless otherwise expressly provided in this Section 4.6(d), the terms of the Sublease shall be substantially the same as the terms and conditions of the PHH Agreements, except to that Sara Lee shall have no obligation to perform any obligations of the lessor under the PHH Agreements. In the event any active or former HBI Employee exercises his or her right, if any, to purchase a Leased Vehicle from the third party lessor, Sara Lee shall, subject to the satisfaction of all conditions required for such purchase by such employee and HBI, affect such purchase pursuant to the terms of Sara Lee’s executive auto program and the PHH Agreements. Prior to the Separation Date, HBI shall purchase all of the motor vehicle pool vehicles, trucks, forklifts and computer, telephone and other equipment leased by HBI and its Subsidiaries through the PHH Agreements and used in the Branded Apparel Business and that are part of the HBI Assets.

Section 4.7 Documents Relating to Transfers of HBI Assets and Assumption of HBI Liabilities. In furtherance of the assignment, transfer and conveyance of HBI Assets and the assumption of HBI Liabilities set forth in Sections 4.2 and 4.3 and Sections 4.6(a), (b) and (c) and certain Ancillary Agreements, simultaneously with the execution and delivery hereof or as promptly as practicable thereafter, (i) Sara Lee shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of Sara Lee’s and its Subsidiaries’ right, title and interest in and to the HBI Assets to HBI or its Subsidiaries and (ii) HBI shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, to Sara Lee and its Subsidiaries such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the HBI Liabilities by HBI.

Section 4.8 Governmental Approvals and Third Party Consents.

(a) Obtaining Governmental Approvals and Third Party Consents. To the extent that the Separation or Distribution requires any third party consents or Governmental Approvals, the parties will use reasonable best efforts to obtain such consents or Governmental Approvals.

(b) Transfer in Violation of Laws or Requiring Consent or Governmental Approval. If and to the extent that the valid, complete and perfected transfer or assignment to the HBI Group of any HBI Assets or to the Sara Lee Group of any Excluded Asset would be a violation of applicable laws or require any Consent or Governmental Approval in connection with the Separation or the Distribution, then the transfer or assignment to the HBI Group of such HBI Assets or the Sara Lee Group of such Excluded Asset shall be automatically deemed deferred and any such purported transfer or assignment shall be null and void until such time as all legal impediments are removed or such Consents or Governmental Approvals have been obtained (provided that, Sara Lee may, in its reasonable discretion, elect to require the immediate transfer or assignment of any HBI Asset or Excluded Asset notwithstanding any requirement that an immaterial Consent or immaterial Governmental Approval be obtained). Notwithstanding the foregoing, any such Asset shall still be considered an HBI Asset or Excluded Asset, as applicable, and the Parties will use their reasonable best efforts to promptly develop and implement arrangements to make such Asset available for use by (and the benefit of) the Party entitled to receive it pending removal of such legal impediments or obtaining such Consents or Governmental Approvals; provided, however, that if such legal impediments have not been removed or such Consents or Governmental Approvals have not been obtained, as applicable, within twelve months of the Separation Date, then the Parties will use their reasonable best efforts to achieve an alternative solution in accordance with the Parties’ intentions under this Agreement and the Ancillary Agreements. If and when the legal impediments the presence of which caused the deferral of transfer of any Asset pursuant to this Section 4.8(b) are removed or any Consents and/or Governmental Approvals the absence of which caused the deferral of transfer of any Asset pursuant to this Section 4.8(b) are obtained, the transfer of the applicable Asset shall be effected in accordance with the terms of this Agreement and/or such applicable Ancillary Agreement.

(c) Transfers not Consummated Prior to Separation Date. If the transfer or assignment of any Assets intended to be transferred or assigned hereunder is not consummated prior to or on the Separation Date, whether as a result of the provisions of Section 4.8(b) or for any other reason, then the Person retaining such Asset shall thereafter hold such Asset for the use and benefit, insofar as reasonably possible, of the Person entitled thereto (at the reasonable expense of the Person entitled thereto) until the consummation of the transfer or assignment thereof (or as otherwise determined by Sara Lee and HBI, as applicable, in accordance with paragraph (b) above). In addition, the Person retaining such Asset shall take such other actions as may be reasonably requested by the Person to whom such Asset is to be transferred in order to place such Person, insofar as reasonably possible, in the same position as if such Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Asset, including possession, use, risk of loss, potential for gain, and dominion, control and command over such Asset, are to inure from and after the Separation Date to the Person to whom such Asset is to be transferred.

(d) Expenses. The Person retaining an Asset due to the deferral of the transfer and assignment of such Asset shall not be obligated, in connection with the foregoing, to expend any money in connection with the maintenance of the Asset or otherwise unless the necessary funds are advanced by the Person to whom such Asset is to be transferred, other than reasonable out-of-pocket expenses, attorneys’ fees and recording or similar fees, all of which shall be promptly reimbursed by the Person to whom such Asset is to be transferred; provided, however, that the Person retaining such Asset shall provide prompt notice to the Person to whom such Asset is to be transferred of the amount of all such expenses and fees.

Section 4.9 Nonrecurring Costs and Expenses. Notwithstanding anything herein to the contrary, any nonrecurring costs and expenses incurred by the parties hereto to effect the transactions contemplated hereby which are not allocated pursuant to the terms of this

Agreement or any Ancillary Agreement shall be the responsibility of the party which incurs such costs and expenses.

Section 4.10 Novation of Assumed HBI Liabilities.

(a) Reasonable Best Efforts. HBI, at the request of Sara Lee, shall use its reasonable best efforts to obtain, or to cause to be obtained, any agreement, instrument, consent, substitution, approval or amendment required to novate or assign all rights and obligations under Contracts and other obligations or Liabilities (including Other Financial Liabilities) of any nature whatsoever that constitute HBI Liabilities or to obtain in writing the unconditional release of all parties to such arrangements other than any member of the HBI Group, so that, in any such case, HBI and its Subsidiaries will be solely responsible for such Liabilities.

(b) Inability to Obtain Novation. If HBI is unable to obtain, or to cause to be obtained, any such required agreement, instrument, consent, approval, release, substitution or amendment, the applicable member of the Sara Lee Group shall continue to be bound by such Contracts and other obligations and Liabilities and, unless not permitted by law or the terms thereof (except to the extent expressly set forth in this Agreement or any Ancillary Agreement), HBI shall, as agent or subcontractor for Sara Lee or such other Person, as the case may be, pay, perform and discharge fully, or cause to be paid, transferred or discharged all the obligations or other Liabilities of any member of the Sara Lee Group thereunder from and after the Separation Date. Notwithstanding the foregoing, any such Liability shall still be considered an HBI Liability; provided, however, that Sara Lee shall not (and shall not permit any member of the Sara Lee Group to) and HBI shall not (and shall not permit any member of the HBI Group to) amend, renew, change the term of, modify the obligations under, or transfer to a third Person, any such Contract or other obligation or other Liability without the written consent of HBI (in the case of any such action by the Sara Lee Group) or Sara Lee (in the case of any such action by the HBI Group). Sara Lee and HBI shall each use reasonable best efforts to provide prompt notice to the other of any request they receive from the counterparty to any Contract for any such amendment, renewal, change, modification or transfer. Sara Lee shall, without further consideration, pay and remit, or cause to be paid or remitted, to HBI or its appropriate Subsidiary promptly all money, rights and other consideration received by it or any member of its Group in respect of such performance (unless any such consideration is an Excluded Asset). If and when any such agreement, instrument, consent, approval, release, substitution or amendment shall be obtained or such Contract or other obligations and Liabilities shall otherwise become assignable or able to be novated, Sara Lee shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of its Group to HBI without payment of further consideration and HBI shall, without the payment of any further consideration, assume such rights, obligations and Liabilities.

(c) HBI Guarantees. HBI acknowledges that Sara Lee or members of the Sara Lee Group have entered into various arrangements in which Sara Lee or members of the Sara Lee Group issued or made available guarantees, sureties, bonds, letters of credit or similar instruments or are the primary obligors on other agreements, in any such case to support or facilitate the business transactions of members of HBI Group (the “Business Guarantees”). On or prior to the Separation Date, HBI shall use reasonable best efforts to obtain replacements for such Business Guarantees or will seek to either terminate the business transactions or programs of the HBI Group supported or facilitated by such Business Guarantees or arrange for itself or one of its Subsidiaries to be substituted as the primary obligor thereto (collectively, the “Substitute Guarantees”). If such replacement or termination is not effected by the Separation Date, then (i) HBI shall indemnify and hold harmless the Sara Lee Group from any Liability arising from or relating thereto (including by promptly reimbursing Sara Lee for any payment made by any member of the Sara Lee Group on the HBI Group’s behalf), (ii) without the prior written consent of Sara Lee, HBI shall not, and shall not permit any member of the HBI Group to, amend, renew or extend the term of, increase its obligations under, or transfer to a third Person, any loan, lease, contract or, other obligation for which any member of the Sara Lee Group is or may be liable, unless all obligations of the Sara Lee Group with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to Sara Lee and (iii) Sara Lee shall not and shall not permit any member of the Sara Lee Group to amend, renew, change the term of, terminate, modify the obligations under, or transfer to a third Person, any such loan, lease, Contract or other obligation without the written consent of HBI.

Section 4.11 No Representation or Warranty. Neither Sara Lee nor any member of its Group, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to: (a) the value of any asset or thing of value to be transferred to or the amount of any liability to be assumed by HBI; (b) the freedom from any Security Interest of any asset or thing of value to be transferred to HBI; (c) the absence of defenses or freedom from counterclaims with respect to any claim to be transferred to HBI; or (d) the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, deliver and filing. Without limiting the generality of the foregoing, neither Sara Lee nor any member of its Group is representing or warranting as to the HBI Assets or the HBI Liabilities transferred or assumed as contemplated hereby or thereby or as to any consents or approvals required in connection therewith. Except as may expressly be set forth herein or in any Ancillary Agreement, all assets to be transferred to HBI shall be transferred “AS IS, WHERE IS” and HBI shall bear the economic and legal risk that any conveyance shall prove to be insufficient to vest in HBI good and marketable title, free and clear of any Security Interest or any necessary Consents or Governmental Approvals are not obtained or that any requirements of laws or judgments are not complied with.

ARTICLE V

COVENANTS AND OTHER MATTERS

Section 5.1 Other Agreements. After the Distribution Date, Sara Lee and HBI agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Ancillary Agreements. Without limiting the generality of the foregoing, at the request of HBI, and without further consideration, Sara Lee will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to HBI and its Subsidiaries such other instruments of transfer, conveyance, assignment, substitution, confirmation or other documents and take such action as HBI may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to HBI and its Subsidiaries and confirm HBI’s and its Subsidiaries’ title to all of the assets, rights and other things of value contemplated to be transferred to HBI and its Subsidiaries pursuant to this Agreement, the Ancillary Agreements, and any documents referred to therein, to put HBI and its Subsidiaries in actual possession and operating control thereof and to permit HBI and its Subsidiaries to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained). Without limiting the generality of the foregoing, at the request of Sara Lee and without further consideration, HBI will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to Sara Lee and its Subsidiaries all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as Sara Lee may reasonably deem necessary or desirable in order to have HBI fully and unconditionally assume and discharge the liabilities contemplated to be assumed by HBI under this Agreement or any document in connection herewith and to relieve the Sara Lee Group of any liability or obligation with respect thereto and evidence the same to third parties. Neither Sara Lee nor HBI shall be obligated, in connection with the foregoing, to expend money other than reasonable out-of-pocket expenses, attorneys’ fees and recording or similar fees, unless reimbursed by the other party. Furthermore, each party, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

Section 5.2 Agreement For Exchange Of Information.

(a) Generally.

(i) Except as provided in the Master Transition Services Agreement, in which event such agreement shall control, each of Sara Lee and HBI, on behalf of its respective Group, agrees to provide, or cause to be provided, to the other party’s Group, at any time after the Distribution Date, as soon as reasonably practicable after written request therefor, (i) all Information regularly provided by HBI to Sara Lee prior to the Distribution Date, and (ii) any Information in the possession or under the control of such respective Group that the requesting party reasonably needs (A) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities and tax laws) by a Governmental Authority having jurisdiction over the requesting party, (B) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, in each case other than claims or allegations that one party to this Agreement has against the other, (C) subject to the foregoing clause (B) above, to comply with its obligations under this Agreement or any Ancillary Agreement, or (D) to the extent such Information and cooperation is necessary to comply with such reporting, filing and disclosure obligations, for the preparation of financial statements or completing an audit, and as reasonably necessary to conduct the ongoing businesses of Sara Lee or HBI, as the case may be. Each of Sara Lee and HBI agree to make their respective personnel available during regular business hours to discuss the Information exchanged pursuant to this Section 5.2.

(ii) As long as Sara Lee is directly or contingently liable for any HBI Liabilities, HBI shall provide to Sara Lee, no later than fifteen (15) days after the end of each fiscal quarter of Sara Lee, a certificate of HBI’s Chief Financial Officer that certifies the accuracy of an attached schedule which lists the HBI Liabilities for which Sara Lee is directly or contingently liable and shows (A) the categories of such Liabilities, (B) where applicable, the annual future payments over the minimum contract term and any renewal terms and (C) such other information as Sara Lee believes is reasonably necessary for Sara Lee to prepare its financial statements and satisfy its public reporting obligations. The format and information of such schedule shall be determined by Sara Lee in its reasonable discretion.

(b) Internal Accounting Controls; Financial Information. After the Distribution Date, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent reasonably necessary to enable the members of the other Group to satisfy their respective reporting, accounting, audit and other obligations, and to comply with such party’s obligations under this Section 5.2, and (ii) each party shall provide, or cause to be provided, to the other party in such form as the requesting party shall request, at no charge to such requesting party, all financial and other data and information as such requesting party determines is reasonably necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority. Notwithstanding the foregoing, Sara Lee and HBI agree that the following provisions shall govern the retention and use of all Information maintained by Sara Lee Business Services immediately prior to the Distribution Date, which Information includes without limitation data payroll, general ledger, foreign currency sub-ledger, fixed asset ledger, accounts payable, accounts payable master file and travel and entertainment (Extensity) system regarding Sara Lee and Sara Lee’s Subsidiaries and Affiliates (collectively, the “Lawson Information”). Effective as of the Distribution Date, possession and control over the Lawson Information will be transferred to HBI, which will maintain such Information on its servers. Each of Sara Lee and HBI acknowledges that it has, and it will maintain in full force and effect until the expiration of the transition services set forth on Schedule 2 to the Master Transition Services Agreement, a valid license to access, view and edit the Lawson Information. During the effective period of such Schedule 2, HBI agrees to provide Sara Lee with either web-based access or direct access through HBI’s computer network to the Lawson Information. Within 45 days after the close of the fiscal quarter ending December 30, 2006 (or such later quarter, if the term of Schedule 2 is extended), HBI will create and deliver to Sara Lee a complete electronic copy of the database containing the Lawson Information, in the same file format in which the Lawson Information is maintained on the Distribution Date. For 60 days after receipt of such duplicate electronic file, Sara Lee will be entitled to review, utilize and test the electronic copy of the database for accuracy and completeness and compare the Information contained on the duplicate file to the original Lawson Information maintained on HBI’s servers, and Sara Lee agrees to promptly notify HBI of any errors, discrepancies or bugs discovered by Sara Lee during its review. HBI and Sara Lee agree to use their respective reasonable best efforts (including, without limitation, creating a new duplicate electronic file) to remedy all such errors, discrepancies or bugs. HBI agrees, to the extent relevant purge functions permit, that it will purge from its systems and destroy all Lawson Information that both (1) relates exclusively to the Sara Lee Business and (2) relates to Information for which HBI is not assuming any liability, including all live and backup copies (other than an archival copy), no later than (x) 60 days after Sara Lee receives the electronic copy, if Sara Lee has not given HBI written notice of any errors, discrepancies or bugs within such 60-day period, or (y) 20 days after HBI and Sara Lee mutually agree that all errors, discrepancies or bugs identified by Sara Lee have been remedied. HBI will provide to Sara Lee written confirmation that such purging and destruction has been completed.

(c) Ownership of Information. Any Information owned by a party that is provided to the other party pursuant to this Section 5.2 shall be deemed to remain the property of the party that owned and provided such Information. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any Information owned by one party hereunder to the other party hereunder.

(d) Record Retention. Except with respect to information for which a different retention policy is specified in an Ancillary Agreement, to facilitate the possible exchange of Information pursuant to this Section 5.2 and other provisions of this Agreement after the Distribution Date, each party agrees to use its reasonable best efforts to retain all Information in its respective possession or control on the Distribution Date in accordance with the record retention and destruction policies of Sara Lee as in effect on the Distribution Date as provided in writing to HBI (or such longer periods of time as may be set forth in policies adopted by Sara Lee or HBI and provided to the other in writing after the Distribution Date). No party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the Distribution Date (other than Information that is permitted to be destroyed under the current record retention policies of Sara Lee) and that falls under the categories listed in Section 5.2(a), without first using its reasonable best efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession or make copies of such Information prior to such destruction. In furtherance and not in limitation of the obligations set forth in this Section 5.2, each party shall, and shall cause members of their respective Groups to, remove and destroy any hard drives or other electronic data storage devices from any computer or server that is reasonably likely to contain Information that is protected by this Section 5.2 and that is transferred or sold to a third party or otherwise disposed of in accordance with this Section 5.2(d).

(e) Limitation of Liability. Each party will use its reasonable best efforts to ensure that Information provided to the other party hereunder is accurate and complete; provided, however, except as otherwise provided in the Indemnification and Insurance Matters Agreement or any Ancillary Agreement, no party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Section 5.2 is found to be inaccurate, in the absence of gross negligence or willful misconduct by the party providing such Information.

(f) Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Section 5.2 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Ancillary Agreement.

(g) Compensation for Providing Information. Except as set forth in Section 5.2(b)(ii), the party requesting Information agrees to reimburse the other party for the reasonable out-of-pocket costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting party.

(h) Production of Witnesses; Records; Cooperation. After the Distribution Date, except in the case of any Action by one party against another party, each party hereto shall use its reasonable best efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. Notwithstanding Section 5.2(g), the requesting party shall reimburse the other party for its reasonable out-of-pocket cost and expenses in connection with requests made under this Section 5.2(h) (other than internal costs).

Section 5.3 Confidentiality.

(a) For a period (i) in the case of Confidential Information that is Confidential Business Information, of seven years from the Separation Date and (ii) in the case of Confidential Information that is Confidential Operational Information, ten years from the Separation Date, Sara Lee and HBI shall hold and shall cause each of the members of their respective Groups to hold, and shall each cause their respective officers, employees, agents, consultants and advisors to hold, in strict confidence and not to disclose or release without the prior written consent of the other party, any and all Confidential Information (as defined herein) of the other party; provided, that the parties may disclose, or may permit disclosure of, Confidential Information (x) to their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information and are informed of their obligation to hold such information confidential to the same extent as is applicable to the parties hereto and in respect of whose failure to comply with such obligations, HBI or Sara Lee, as the case may be, will be responsible or (y) if the parties or any of the members of their respective Groups are compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of independent legal counsel, by other requirements of law. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (y) above, Sara Lee or HBI, as the case may be, shall promptly notify the other of the existence of such request or demand and shall provide the other a reasonable opportunity to seek an appropriate confidentiality agreement, protective order or other remedy, which both parties will cooperate in obtaining. In the event that such appropriate protective order or other remedy is not obtained, the party whose Confidential Information is required to be disclosed shall or shall cause the other party to furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed. As used in this Section 5.3:

(i) “Confidential Information” shall mean Confidential Business Information and Confidential Operational Information of one party which, prior to or following the Distribution Date, has been disclosed by Sara Lee or its Group on the one hand, or HBI or its Group, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other, including pursuant to the access provisions of Section 5.2 hereof or any other provision of this Agreement (except to the extent that such Information can be shown to have been (x) in the public domain through no fault of such party (or such party’s Group) or (y) later lawfully acquired from other sources by the party (or such party’s Group) to which it was furnished; provided, however, in the case of (y) that such sources did not provide such Information in breach of any confidentiality obligations).

(ii) “Confidential Operational Information” shall mean all proprietary, design or operational information, data or material including, without limitation, (a) specifications, ideas and concepts for products and services, (b) manufacturing specifications and procedures, (c) design drawings and models, (d) materials and material specifications, (e) quality assurance policies, procedures and specifications, (f) customer information, (g) computer software and derivatives thereof relating to design development or manufacture of products, (h) training materials and information and (i) all other know-how, methodology, procedures, techniques and trade secrets related to design, development and manufacturing.

(iii) “Confidential Business Information” shall mean all proprietary information, data or material other than Confidential Operational Information, including, but not limited to (a) proprietary earnings reports and forecasts, (b) proprietary macro-economic reports and forecasts, (c) proprietary business plans, (d) proprietary general market evaluations and surveys and (e) proprietary financing and credit-related information.

Notwithstanding the first sentence of this Section 5.3(a), with respect to any Confidential Business Information that is disclosed after the Distribution Date (which shall be deemed to be Confidential Information for the purposes of this Section), the obligations of this subsection shall terminate seven years after the date of the first disclosure of such Confidential Business Information to Sara Lee or its Group, on the one hand, or HBI or its Group, on the other hand.

(b) Notwithstanding anything to the contrary set forth herein, (i) Sara Lee and its Group, on the one hand, and HBI and its Group, on the other hand, shall be deemed to have satisfied their obligations hereunder with respect to Confidential Information if they exercise the same degree of care (but no less than a reasonable degree of care) as they take to preserve confidentiality for their own similar Information and (ii) confidentiality obligations provided for in any agreement between Sara Lee or any of the members of its Group, or HBI or any of the members of its Group, on the one hand, and any employee of Sara Lee or any member of its Group, or HBI or any member of its Group, on the other hand, shall remain in full force and effect. Confidential Information of Sara Lee and its Group, on the one hand, or HBI and its Group, on the other hand, in the possession of and used by the other as of the Distribution Date may continue to be used by such Person in possession of the Confidential Information in and only in the operation of the Sara Lee Business or the Branded Apparel Business, the case may be, and may be used only so long as the Confidential Information is maintained in confidence and not disclosed in violation of Section 5.3(a). Such continued right to use may not be transferred to any third party unless the third party purchases all or substantially all of the business and Assets in one transaction or in a series of related transactions for which or in which the relevant Confidential Information is used or employed. In the event that such right to use is transferred in accordance with the preceding sentence, the transferring party shall not disclose the source of the relevant Confidential Information.

Section 5.4 Privileged Matters.

(a) Sara Lee and HBI agree that their respective rights and obligations to maintain, preserve, assert or waive any or all privileges belonging to either corporation or their Subsidiaries with respect to the Branded Apparel Business or the Sara Lee Business, including but not limited to the attorney-client and work product privileges (collectively, “Privileges”), shall be governed by the provisions of this Section 5.4. With respect to Privileged Information (as defined below) of Sara Lee, Sara Lee shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and HBI shall take no action (nor permit any member of its Group to take action) without the prior written consent of Sara Lee that could result in any waiver of any Privilege that could be asserted by Sara Lee or any member of its Group under applicable law and this Agreement. With respect to Privileged Information of HBI arising after the Separation, HBI shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and Sara Lee shall take no action (nor permit any member of its Group to take action) without the prior written consent of HBI that could result in any waiver of any Privilege that could be asserted by HBI or any member of its Group under applicable law and this Agreement. The rights and obligations created by this Section 5.4 shall apply to all Information as to which Sara Lee or HBI or their respective Groups would be entitled to assert or have asserted a Privilege without regard to the effect, if any, of the Separation or the Distribution (“Privileged Information”). Privileged Information of Sara Lee and its Group includes but is not limited to (i) any and all Information regarding the Sara Lee Business and its Group (other than Information relating to the Branded Apparel Business (“Branded Apparel Information”)), whether or not such Information (other than Branded Apparel Information) is in the possession of HBI or any member of its Group; (ii) all communications subject to a Privilege between counsel for Sara Lee (including any person who, at the time of the communication, was an employee of Sara Lee or its Group in the capacity of in-house counsel, regardless of whether such employee is or becomes an employee of HBI or any member of its Group) and any person who, at the time of the communication, was an employee of Sara Lee, regardless of whether such employee is or becomes an employee of HBI or any member of its Group and (iii) all Information generated, received or arising after the Separation Date that refers or relates to Privileged Information of Sara Lee or its Group generated, received or arising prior to the Separation Date. Privileged Information of HBI and its Group includes but is not limited to (x) any and all Branded Apparel Information, whether or not it is in the possession of Sara Lee or any member of its Group; (y) all communications subject to a Privilege occurring after the Separation between counsel for the Branded Apparel Business (including in-house counsel and former in-house counsel who are employees of Sara Lee) and any person who, at the time of the communication, was an employee of HBI, any member of its Group or the Branded Apparel Business regardless of whether such employee was, is or becomes an employee of Sara Lee or any of its Subsidiaries and (z) all Information generated, received or arising after the Separation Date that refers or relates to Privileged Information of HBI or its Group generated, received or arising after the Separation Date.

(b) Upon receipt by Sara Lee or HBI, or any of their respective Groups, as the case may be, of any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other or if Sara Lee or HBI, or any of their respective Groups, as the case may be, obtains knowledge that any current or former employee of Sara Lee or HBI, as the case may be, receives any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other, Sara Lee or HBI, as the case may be, shall promptly notify the other of the existence of the request and shall provide the other a reasonable opportunity to review the Information and to assert any rights it may have under this Section 5.4 or otherwise to prevent the production or disclosure of Privileged Information. Sara Lee or HBI, as the case may be, will not, and will cause their respective Groups not to, produce or disclose to any third party any of the other’s Privileged Information under this Section 5.4 unless (i) the other has provided its express written consent to such production or disclosure or (ii) a court of competent jurisdiction has entered an order not subject to interlocutory appeal or review finding that the Information is not entitled to protection from disclosure under any applicable privilege, doctrine or rule.

(c) Sara Lee’s transfer of books and records pertaining to the Branded Apparel Business and other Information to HBI, Sara Lee’s agreement to permit HBI to obtain Information existing prior to the Separation, HBI’s transfer of books and records pertaining to Sara Lee, if any, and other Information and HBI’s agreement to permit Sara Lee to obtain Information existing prior to the Separation are made in reliance on Sara Lee’s and HBI’s respective agreements, as set forth in Section 5.3 and this Section 5.4, to maintain the confidentiality of such Information and to take the steps provided herein for the preservation of all Privileges that may belong to or be asserted by Sara Lee or HBI, as the case may be. The access to Information, witnesses and individuals being granted pursuant to Sections 5.2 and the disclosure to HBI and Sara Lee of Privileged Information relating to the Branded Apparel Business or the Sara Lee Business pursuant to this Agreement in connection with the Separation shall not be asserted by Sara Lee or HBI to constitute, or otherwise deemed, a waiver of any Privilege that has been or may be asserted under this Section 5.4 or otherwise. Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to Sara Lee and HBI in, or the obligations imposed upon Sara Lee and HBI by, this Section 5.4.

Section 5.5 Payment Of Expenses. Except as otherwise provided in this Agreement, the Ancillary Agreements or any other written agreement between the parties relating to the Separation or the Distribution, (i) all costs and expenses of the parties hereto in connection with the Distribution (including, without limitation, costs associated with drafting this Agreement, the Ancillary Agreements and the documents relating to the formation of HBI, costs associated with the preparation and filing of the Registration Statement and costs associated with the preparation, printing and mailing of the Information Statement) and (ii) all costs and expenses of the parties hereto in connection with the Separation shall be paid by Sara Lee. Notwithstanding the foregoing, (i) HBI and Sara Lee shall each be responsible for their own internal costs (i.e., salaries of personnel) incurred in connection with the Separation and the Distribution, and (ii) HBI shall be responsible for the fees and expenses of its separate legal counsel (Covington & Burling LLP) and of its independent accountants with respect to services such accountants otherwise would provide in order for HBI comply with its SEC filings, bank facilities and other reporting obligations after the Distribution.

Section 5.6 Release of Security Interest. Upon HBI’s reasonable request, Sara Lee shall use its reasonable best efforts to obtain from third parties the release of any Security Interest granted by Sara Lee (or its Subsidiaries) on any HBI Asset.

Section 5.7 Litigation. All matters relating to claims for Actions, including, but not limited to, indemnification for such claims, shall be governed by the provisions of the Indemnification and Insurance Matters Agreement.

Section 5.8 Employee Discounts. For the period ending two (2) years from the Separation Date, HBI will continue to offer all employees and directors of the Sara Lee Group on the date of product purchase a discount on all HBI products purchased by such Sara Lee Group employees or directors, which discount shall be equivalent to the HBI employee and director discount programs in effect with respect to HBI products as of the Separation Date. If required under the terms of the Master Separation Agreement dated October 2, 2000 between Sara Lee and Coach, Inc., HBI will continue to offer employees and directors of Coach, Inc. the discount contemplated by Section 4.18 thereof. For the period ending two (2) years from the Separation Date, Sara Lee will continue to offer all employees and directors of the HBI Group on the date of product purchase, a discount on all Sara Lee products purchased by such HBI Group employees or directors, which discount shall be equivalent to the Sara Lee employee and director discount programs in effect with respect to Sara Lee products as of the Separation Date.

Section 5.9 Termination Of Agreements.

(a) Termination of Agreements Between Sara Lee and HBI. Except as set forth in subsection (b) below, HBI and each HBI Subsidiary, on the one hand, and Sara Lee and each Sara Lee Subsidiary, on the other hand, hereby terminate and agree to cause to be terminated all agreements, arrangements, commitments or understandings, whether or not in writing, entered into prior to the Effective Time between or among HBI or any HBI Subsidiaries, on the one hand, and Sara Lee or any Sara Lee Subsidiaries, on the other hand, effective as of immediately prior to the Effective Time; provided that the provisions of this subsection (a) shall not terminate any rights or obligations between Sara Lee and any Sara Lee Subsidiary or between any Sara Lee Subsidiaries.

(b) Exceptions. The provisions of subsection (a) above shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (i) this Agreement and the Ancillary Agreements; (ii) any agreements, arrangements, commitments or understandings listed or described on Schedule 5.9(b) or which is otherwise expressly contemplated by this Agreement or the Ancillary Agreement to survive the Distribution Date; (iii) any agreements, arrangements, commitments or understandings to which any Person other than the parties hereto and their respective Affiliates is a party; (iv) any agreements, arrangements, commitments or understandings to which any non-wholly owned Subsidiary of Sara Lee or HBI, as the case may be, is a party (it being understood that directors’ qualifying shares or similar interests shall be disregarded for purposes of determining whether a Subsidiary is wholly owned); and (v) as otherwise agreed to in good faith by the parties in writing on or after the Effective Time. To the extent that the rights and obligations of Sara Lee or any Sara Lee Subsidiaries under any agreements, arrangements, commitments or understandings not terminated under this Section 5.9 constitute HBI Assets or HBI Liabilities, they shall be assigned or assumed pursuant to this Agreement.

Section 5.10 Cooperation In Obtaining New Agreements. Sara Lee understands that, prior to the Separation Date, HBI has derived benefits under certain agreements and relationships between Sara Lee and third parties, which agreements and relationships are not being assigned or transferred to HBI in connection with the Separation. After the Separation Date, upon the request of HBI, Sara Lee agrees to make introductions of appropriate HBI personnel to Sara Lee’s contacts at such third parties, and agrees to provide reasonable assistance to HBI so that HBI, to the extent possible, may enter into agreements or relationships with such third parties under substantially equivalent terms and conditions, including financial terms and conditions, that apply to Sara Lee. Such assistance may include, but is not limited to, (i) requesting and encouraging such third parties to enter into such agreements or relationships with HBI and (ii) attending meetings and negotiating sessions with HBI and such third parties.

Section 5.11 Cooperation With Respect To Procurement Agreements. Sara Lee and HBI have used their reasonable best efforts to extend certain procurement agreements between Sara Lee and certain preferred third-party vendors to HBI so that the economic benefits under such agreements would continue to be available to both Sara Lee and HBI after the Separation Date. After the Separation Date, Sara Lee and HBI shall continue to use their reasonable best efforts to purchase goods and services from each of such vendors under such Shared Contracts in accordance with the terms of any agreement among Sara Lee, HBI and any third party vendor entered into in connection with the Distribution so as to maximize the discounts available and/or achieve the lowest prices available under such Shared Contracts for both Sara Lee and HBI.

Section 5.12 Non-Solicitation Of Employees. Sara Lee and HBI each agree, and each shall cause its Subsidiaries and any employment agencies acting on their behalf, not to solicit, recruit or hire, after the Distribution Date, without the other party’s express written consent, the other party’s employees who are employed by such party immediately after the Distribution Date, other than such employees identified in Schedule 5.12, for a period of one year following the Distribution Date. Either party hereto may seek a waiver of this Section 5.12 by submitting a request to the Executive Vice President of Human Resources (or similar officer) of the other party. Notwithstanding the foregoing, this prohibition on solicitation, recruitment and hiring does not apply to actions taken by a party solely as a result of an employee’s affirmative response to a general recruitment effort carried out through a public solicitation or general solicitation.

Section 5.13 Stockholder Actions. On or prior to the Distribution Date, Sara Lee and HBI in their respective capacities as direct and indirect stockholders, managing members or managing partners of their respective Subsidiaries, each shall take and ratify any actions that are reasonably necessary or desirable to effectuate the transactions contemplated by this Agreement, including all such actions necessary or desirable to approve HBI’s stock-based employee benefit plans in order to satisfy the requirements of Rule 16b-3 under the Exchange Act and the applicable rules and regulations of the NYSE.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Entire Agreement; Incorporation Of Schedules And Exhibits. This Agreement (including all Schedules and Exhibits referred to herein) and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. All Schedules and Exhibits referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

Section 6.2 Amendment and Waiver. This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a party only if such amendment or waiver is set forth in a writing executed by such party. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party hereto under or by reason of this Agreement.

Section 6.3 No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any party hereto would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision of this Agreement must satisfy the conditions set forth in Section 6.2 and shall be effective only to the extent in such writing specifically set forth.

Section 6.4 Parties In Interest. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties, their respective Groups and their respective successors and permitted assigns, any rights or remedies of any nature whatsoever under or by virtue of this Agreement.

Section 6.5 Assignment; Binding Agreement. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any instrument purporting to make such an assignment without prior written consent shall be void; provided, however, either Party may assign this Agreement to a successor entity in conjunction with a merger effected solely for the purpose of changing such Party’s state of incorporation (but subject to any applicable requirements of the Tax Sharing Agreement). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

Section 6.6 Limitation On Damages. Each party irrevocably waives, and no party shall be entitled to seek or receive, consequential, special, indirect or incidental damages (including without limitation damages for loss of profits) or punitive damages, regardless of how such damages were caused and regardless of the theory of liability; provided that the foregoing shall not limit each party’s indemnification obligations set forth in the Ancillary Agreements.

Section 6.7 Notices. All notices, demands and other communications given under this Agreement must be in writing and must be either personally delivered, telecopied (and confirmed by telecopy answer back), mailed by first class mail (postage prepaid and return receipt requested), or sent by reputable overnight courier service (charges prepaid) to the recipient at the address or telecopy number indicated below or such other address or telecopy number or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any notice, demand or other communication under this Agreement shall be deemed to have been given when so personally delivered or so telecopied and confirmed (if telecopied before 5:00 p.m. Eastern Standard Time on a business day, and otherwise on the next business day), or if sent, one business day after deposit with an overnight courier, or, if mailed, five business days after deposit in the U.S. mail.

Sara Lee Corporation

Three First National Plaza

Chicago, Illinois 60602-4260

Attention: General Counsel

Facsimile Number: (312) 419-3187

Hanesbrands Inc.

1000 East Hanes Mill Road

Winston-Salem, North Carolina 27105

Attention: General Counsel

Facsimile Number: (336) 714-7441

Section 6.8 Severability. The parties agree that (a) the provisions of this Agreement shall be severable in the event that for any reason whatsoever any of the provisions hereof are invalid, void or otherwise unenforceable, (b) any such invalid, void or otherwise unenforceable provisions shall be replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (c) the remaining provisions shall remain valid and enforceable to the fullest extent permitted by applicable law.

Section 6.9 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

Section 6.10 Submission To Jurisdiction. SUBJECT TO SECTION 6.13, EACH OF THE PARTIES IRREVOCABLY SUBMITS (FOR ITSELF AND IN RESPECT OF ITS PROPERTY) TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN CHICAGO, ILLINOIS, FORSYTH COUNTY, NORTH CAROLINA, OR GUILDFORD COUNTY, NORTH CAROLINA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT

OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT; PROVIDED THAT THE PARTIES MAY BRING ACTIONS OR PROCEEDINGS AGAINST EACH OTHER IN OTHER JURISDICTIONS TO THE EXTENT NECESSARY TO IMPLEAD THE OTHER PARTY IN ANY ACTION COMMENCED BY A THIRD PARTY THAT IS RELATED TO THIS AGREEMENT. EACH PARTY ALSO AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT OR IN OTHER JURISDICTIONS UNLESS SUCH ACTIONS OR PROCEEDINGS ARE NECESSARY TO IMPLEAD THE OTHER PARTY IN ANY ACTION COMMENCED BY A THIRD PARTY THAT IS RELATED TO THIS AGREEMENT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 6.7 ABOVE. NOTHING IN THIS SECTION 6.10, HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL NONAPPEALABLE JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.

Section 6.11 Waiver Of Jury Trial. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

Section 6.12 Amicable Resolution.

(a) The parties desire that friendly collaboration will develop between them. Accordingly, they will try to resolve in an amicable manner all disputes and disagreements connected with their respective rights and obligations under this Agreement or any of the Ancillary Agreements. In furtherance thereof, in the event of any dispute or disagreement among the parties as to the interpretation of any provision of this Agreement or any of the Ancillary Agreements or the performance of obligations hereunder or thereunder, the matter, upon written request of any party, shall be referred for resolution to a steering committee established pursuant to this Section 6.12(a) (the “Steering Committee”).

(b) The Steering Committee shall have two members, one of whom shall be appointed by Sara Lee and one of whom shall be appointed by HBI. Sara Lee’s initial member of the Steering Committee shall be Roderick A. Palmore and HBI’s initial member of the Steering Committee shall be Richard A. Noll. Each of Sara Lee and HBI shall use its reasonable best efforts to avoid replacing its initial member of the Steering Committee with another representative for the first year after the Distribution Date; provided, however, that HBI may replace its initial member of the Steering Committee with any general counsel hired by HBI. Thereafter, Sara Lee and HBI shall consider in good faith any reasonable objection to any individual being considered as a replacement for a Steering Committee member. While any individual is serving as a member of the Steering Committee, such individual shall not have the right to designate any substitute or proxy for purposes of attending or voting at a Steering Committee meeting. Any replacement for a Steering Committee member shall be an officer of the appointing party with authority to negotiate and resolve disputes.

(c) The Steering Committee shall use reasonable effort to promptly resolve all disputes or disagreements referred to it. All discussions and negotiations conducted by, and all information and materials shared by, the members of the Steering Committee (and Sara Lee and HBI) shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. Upon a unanimous vote, Steering Committee decisions shall be final and binding on the parties. If the Steering Committee does not agree to a resolution of the dispute or disagreement within 30 calendar days after the referral of the matter to it, each of the parties shall be free to exercise the remedies available to it under this Agreement, subject to Sections 6.13 and 6.6.

(d) The Steering Committee shall be self-regulating. Between the Distribution Date and the first anniversary of the Distribution Date, the Steering Committee shall hold meetings every six weeks on dates to be established at the organizational meeting of the Steering Committee, which will be held as promptly as practicable after the Distribution Date. Such meeting dates may be rescheduled by the Steering Committee if it becomes impracticable to hold such meeting. Between the first and second anniversary of the Distribution Date, the Steering Committee shall hold meetings on a quarterly (or more frequent) basis, on dates to be established by the Steering Committee. After the second anniversary of the Distribution Date, the Steering Committee shall hold meetings on such basis, if any, as it may determine.

Section 6.13 Arbitration.

(a) Except for suits seeking injunctive relief or specific performance, or in the event of any impleader action arising from any proceeding commended by a third party that it is related to this Agreement in the event of any dispute, controversy or claim arising under or in connection with this Agreement or any of the Ancillary Agreements (including any dispute, controversy or claim relating to the breach, termination or validity thereof), the parties agree to submit any such dispute, controversy or claim to binding arbitration in conformance with the CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration (the “CPR Rules”) then in effect, and further provided that the parties hereby agree that the location of any such arbitration shall be either Chicago, Illinois or Forsyth County, North Carolina; provided, however, that this Section 6.13 shall not apply to any dispute, controversy or claim arising under Article IV of the Tax Sharing Agreement (including any dispute, controversy or claim relating to the breach, termination or validity thereof). Such arbitration shall be conducted in as expedited a manner as is then permitted by such rules.

(b) Subject to Section 6.12, any party may demand that any dispute, controversy or claim be submitted to binding arbitration at any time. The demand for arbitration shall be in writing, shall be served on the other party(ies) in the manner prescribed herein for the giving of notices, and shall set forth a short statement of the factual basis for the dispute, controversy or claim, specifying the matter or matters to be arbitrated. The arbitration shall be conducted by a sole, independent and impartial arbitrator selected from the CPR Panel, except that if the amount in controversy exceeds $5 million, then either party may opt for an arbitration conducted by three independent and impartial arbitrators selected under Sections 5.1 and 5.2 of the CPR Rules then in effect. With regard to any dispute that is governed by the Tax Sharing Agreement, the amount in controversy shall be calculated to include the taxes in dispute plus any potential penalties and/or interest on that tax amount. In the case of any arbitration to be conducted by three arbitrators, if any party fails to appoint the arbitrator to be appointed by such party within 30 days after delivery of a demand for arbitration, then the CPR Institute for Dispute Resolution shall appoint such arbitrator. The parties agree to select as the sole arbitrator or, if applicable, as the three arbitrators, a person or persons with significant experience and expertise in the subject matter under dispute. For example, in a dispute relating to matters covered by the Tax Sharing Agreement, the sole arbitrator or, if applicable, each of the three arbitrators shall be a tax professional from a national law or accounting firm who is experienced in the issues under dispute. The arbitrator(s) shall conduct such evidentiary or other hearings as the arbitrator(s) deem necessary or appropriate and thereafter shall make a determination as soon as practicable.

(c) Each party to such arbitration shall bear its own “Costs and Fees,” which are defined as all reasonable pre-award expenses of the arbitration, including travel expenses, out-of-pocket expenses (including, but not limited to, copying and telephone), witness fees, and attorney’s fees and expenses. The fees and expenses of the arbitrators and all other costs and expenses incurred in connection with the arbitration (the “Arbitration Expenses”) shall be borne equally by the parties to such arbitration. Notwithstanding the foregoing, the arbitrator(s) shall be empowered to require any one or more of the parties to the arbitration to bear all or any portion of such Costs and Fees and/or the Arbitration Expenses in the event that the arbitrator(s) determine such party has acted unreasonably or in bad faith.

(d) Except as otherwise provided in Section 6.6, the arbitrator(s) shall have the authority to award any remedy or relief that a federal or state court sitting in the State of Illinois or the State of North Carolina could order or grant, including, without limitation, the issuance of an injunction or specific performance of any obligation created under this Agreement or any of the Ancillary Agreements, or the imposition of sanctions for abuse or frustration of the arbitration process.

(e) The decision and award of the arbitrators shall be in writing and copies thereof shall be delivered to each party to the arbitration. The decision and award of the arbitrators shall be binding on all parties to the arbitration. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Agreement or the Ancillary Agreements and shall make their determinations in accordance therewith. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ¶¶ 1-16 to the exclusion of any state laws inconsistent therewith, and any party to the arbitration may have judgment upon the award rendered by the arbitrators entered in any court having jurisdiction thereof. Each party agrees that it will not file any suit, motion, petition or otherwise commence any legal action or proceeding for any matter which is required to be submitted to arbitration as contemplated herein except in connection with the enforcement of an award rendered by the arbitrators. Upon the entry of an order dismissing or staying any action or proceeding filed contrary to the preceding sentence, the party which filed such action or proceeding shall promptly pay to the other party the reasonable attorney’s fees, costs and expenses incurred by such other party prior to the entry of such order.

(f) The statute of limitations of the State of Illinois or North Carolina, as appropriate, applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder.

Section 6.14 Waiver of Bulk-Sales Laws. Each of Sara Lee and HBI hereby waives compliance by each member of their respective Group with the requirements and provisions of the “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the Assets to any member of the Sara Lee Group or HBI Group, as applicable.

Section 6.15 Construction. The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “include” or “including” in this Agreement shall be by way of example rather than by limitation. The use of the words “or,” “either” or “any” shall not be exclusive. The parties have participated jointly in the negotiation and drafting of this Agreement and the Ancillary Agreements, and the Parties acknowledge that (i) HBI has been represented by Covington & Burling LLP in connection with this Agreement and the Ancillary Agreements and (ii) Sara Lee has been represented by Kirkland & Ellis LLP in connection with this Agreement and the Ancillary Agreements (and Kirkland & Ellis LLP has not acted as counsel to HBI in connection therewith). In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the parties hereto with respect hereto.

Section 6.16 Counterparts. This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one party), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 6.17 Delivery By Facsimile Or Other Electronic Means. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re-execute original forms thereof and deliver them to all other parties. No party shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a contract and each such party forever waives any such defense.

ARTICLE VII

DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

“Action” means any demand, action, suit, counter suit, arbitration, inquiry, proceeding or investigation by or before any Federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

“Affiliated Company” of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Agent” means the distribution agent to be appointed by Sara Lee to distribute to the stockholders of Sara Lee pursuant to the Distribution all of the shares of HBI Common Stock.

“Ancillary Agreements” shall have the meaning set forth in Section 2.1 of this Agreement.

“Arbitration Expenses” has the meaning set forth in Section 6.13(c) of this Agreement.

“Assets” means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following: (i) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form; (ii) all computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, motor vehicles and other transportation equipment, special and general tools, prototypes and models and other tangible personal property; (iii) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products; (iv) all interests in real property of whatever nature, including easements, whether as owner or holder of a Security Interest, lessor, sublessor, lessee, sublessee or otherwise; (v) all interests in any capital stock or other equity interests of any Subsidiary or any other Person; all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person; all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person; and all other investments in securities of any Person; (vi) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments; (vii) all deposits, letters of credit and performance and surety bonds; (viii) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties; (ix) all Intellectual Property and licenses from third Persons granting the right to use any Intellectual Property; (x) all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions; (xi) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents; (xii) all prepaid expenses, trade accounts and other accounts and notes receivables; (xiii) all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent; (xiv) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution; (xv) all licenses (including radio and similar licenses), permits, approvals and authorizations which have been issued by any Governmental Authority; (xvi) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and (xvii) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

“Branded Apparel Business” shall have the meaning set forth in the preamble of this Agreement.

“Branded Apparel Information” shall have the meaning set forth in Section 5.4(a) of this Agreement.

“Business Guarantees” shall have the meaning set forth in Section 4.12(a) of this Agreement.

“Code” means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the regulations promulgated thereunder.

“Commission” shall have the meaning set forth in Section 3.1(a) of this Agreement.

“Confidential Business Information” shall have the meaning set forth in Section 5.3(a)(iii) of this Agreement.

“Confidential Information” shall have the meaning set forth in Section 5.3(a)(i) of this Agreement.

“Confidential Operational Information” shall have the meaning set forth in Section 5.3(a)(ii) of this Agreement.

“Consents” means any consents, waivers or approvals from, or notification requirements to, any third parties.

“Contracts” means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment, whether written or oral, that is binding on any Person or any part of its property under applicable law.

“Costs and Fees” has the meaning set forth in Section 6.13(c) of this Agreement.

“CPR Rules” has the meaning set forth in Section 6.13(a) of this Agreement.

“Delayed Transfer Assets” means any HBI Assets that are expressly provided in this Agreement or any Ancillary Agreement to be transferred after the Separation Date.

“Delayed Transfer Liabilities” means any HBI Liabilities that are expressly provided in this Agreement or any Ancillary Agreement to be transferred after the Separation Date.

“Distribution” shall have the meaning set forth in the preamble of this Agreement.

“Distribution Date” shall have the meaning set forth in Section 3.2 of this Agreement.

“Distribution Ratio” shall have the meaning set forth in Section 3.3(c) of this Agreement.

“Effective Time” has the meaning set forth in Section 3.3(c) of this Agreement.

“Employee Matters Agreement” has the meaning set forth in Section 2.1(a) of this Agreement. From and after the Separation Date, the Employee Matters Agreement shall refer to the agreement executed and delivered pursuant to such section, as amended and/or modified from time to time in accordance with its terms.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Excluded Assets” has the meaning set forth in Section 4.2(b) of this Agreement.

“Excluded Liabilities” has the meaning set forth in Section 4.3(b) of this Agreement.

“Financing Agreements” means (i) the credit agreement and related documentation to be entered into prior to the Effective Time by and among HBI and              and              as co-agents in a principal amount of approximately $                    , and (ii) indentures, placement agreements and other documentation to be entered into by HBI in connection with the issuance of its senior notes in a principal amount of approximately $                    .

“Governmental Approvals” means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

“Governmental Authority” shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

“Group” means the Sara Lee Group or the HBI Group, as the context requires.

“HBI” shall have the meaning set forth in the preamble of this Agreement.

“HBI Action” shall have the meaning set forth in Section 5.9(a) of this Agreement.

“HBI Assets” has the meaning set forth in Section 4.2(a) of this Agreement.

“HBI Balance Sheet” means the audited balance sheet (including the notes thereto) of the Branded Apparel Business as of April 1, 2006 that is included in the Registration Statement.

“HBI Common Stock” shall have the meaning set forth in the preamble of this Agreement.

“HBI Contingent Gain” means any claim or other right of a member of the Sara Lee Group or the HBI Group that substantially or exclusively relates to the Branded Apparel Business, whenever arising, against any Person other than a member of the Sara Lee Group or the HBI Group, if and to the extent that (i) such claim or right arises out of the events, acts or omissions occurring as of or before the Separation Date (based on then existing law) and (ii) the existence or scope of the obligation of such other Person as of the Separation Date was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Separation Date or as a result of the failure of such claim or other right to have been discovered or asserted as of the Separation Date. A claim or right meeting the foregoing definition shall be considered an HBI Contingent Gain regardless of whether there was any Action pending, threatened or contemplated as of the Separation Date with respect thereto. In the case of any claim or right a portion of which arises out of events, acts or omissions occurring prior to the Separation Date and a portion of which arises out of events, acts or omissions occurring on or after the Separation Date, only that portion that arises out of events, acts or omissions occurring prior to the Separation Date shall be considered an HBI Contingent Gain. For purposes of the foregoing, a claim or right shall be deemed to have accrued as of the Separation Date if all the elements of the claim necessary for its assertion shall have occurred on or prior to the Separation Date, such that the claim or right, were it asserted in an Action on or prior to the Separation Date, would not be dismissed by a court on ripeness or similar grounds. Notwithstanding the foregoing, none of (i) any Insurance Proceeds (which term is defined in, and the treatment of which is governed by, the Indemnification and Insurance Matters Agreement), (ii) any Excluded Assets, (iii) any reversal of any litigation or other reserve, except to the extent that such reversal or reserve directly relates to HBI Liabilities, or (iv) any matters relating to Taxes (which are governed solely by the Tax Sharing Agreement) shall be deemed to be an HBI Contingent Gain.

“HBI Contingent Liability” means any Liability, other than Liabilities for Taxes (which are governed solely by the Tax Sharing Agreement), of a member of the Sara Lee Group or the HBI Group that substantially or exclusively relates to the Branded Apparel Business, whenever arising, to any Person other than a member of the Sara Lee Group or the HBI Group, if and to the extent that (i) such Liability arises out of the events, acts or omissions occurring as of or before the Separation Date and (ii) the existence or scope of the obligation of a member of the Sara Lee Group or the HBI Group as of the Separation Date with respect to such Liability was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Separation Date or as a result of the failure of such Liability to have been discovered or asserted as of the Separation Date (it being understood that the existence of a litigation or other reserve with respect to any Liability shall not be sufficient for such Liability to be considered acknowledged, fixed or determined). In the case of any Liability a portion of which arises out of events, acts or omissions occurring prior to the Separation Date and a portion of which arises out of events, acts or omissions occurring on or after the Separation Date, only that portion that arises out of events, acts or omissions occurring prior to the Separation Date shall be considered an HBI Contingent Liability. For purposes of the foregoing, a Liability shall be deemed to have arisen out of events, acts or omissions occurring prior to the Separation Date if all the elements necessary for the assertion of a claim with respect to such Liability shall have occurred on or prior to the Separation Date, such that the claim, were it asserted in an Action on or prior to the Separation Date, would not be dismissed by a court on ripeness or similar grounds. For purposes of clarification of the foregoing, the parties agree that no Liability relating to, arising out of or resulting from any obligation of any Person to perform the executory portion of any contract or agreement existing as of the Separation Date, or to satisfy any obligation accrued under any Plan (as defined in the Employee Matters Agreement) as of the Separation Date, shall be deemed to be an HBI Contingent Liability.

“HBI Contracts” means the following Contracts to which Sara Lee or any member of the Sara Lee Group is a party or by which it or any of its Assets is bound, whether or not in writing, except for any such Contract that is explicitly retained by Sara Lee or any member of the Sara Lee Group pursuant to any provision of this Agreement or any Ancillary Agreement: (i) any contract or agreement entered into in the name of, or expressly on behalf of, the Branded Apparel Business; (ii) any contract or agreement that relates substantially or exclusively to the Branded Apparel Business; (iii) any contract or agreement that is otherwise expressly contemplated pursuant to this Agreement or any of the Ancillary Agreements to be assigned to HBI; (iv) any guarantee, indemnity, representation, warranty or other Liability of any member of the HBI Group or the Sara Lee Group in respect of any other HBI Contract, any HBI Liability or the Branded Apparel Business (including guarantees of financing incurred by customers or other third parties in connection with purchases of products or services from the Branded Apparel Business); (v) any Other Financial Liability exclusively for or on behalf of the Branded Apparel Business (excluding any Excluded Liability), together with all rights relating thereto; and (vi) any other Contract identified on Schedule 7.

“HBI Entities” has the meaning set forth in Section 4.2(a)(vii) of this Agreement.

“HBI Entity Interests” has the meaning set forth in Section 4.2(a)(vii) of this Agreement.

“HBI Group” means the affiliated group (within the meaning of Section 1504(a) of the Code), or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which HBI will be the common parent corporation immediately after the Separation, and any corporation or other entity which may become a member of such group from time to time, but excluding any member of the Sara Lee Group.

“HBI Liabilities” has the meaning set forth in Section 4.3(a) of this Agreement.

“Indemnification and Insurance Matters Agreement” has the meaning set forth in Section 2.1(e) of this Agreement. From and after the Separation Date, the Indemnification and

Insurance Matters Agreement shall refer to the agreement executed and delivered pursuant to such section, as amended and/or modified from time to time in accordance with its terms.

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data, but in any case excluding back-up tapes.

“Information Statement” means the information statement forming a part of the Registration Statement.

“Insurance Policies” means insurance policies pursuant to which a Person makes a true risk transfer to an insurer.

“Intellectual Property” means all domestic and foreign patents and patent applications, together with any continuations, continuations-in-part or divisional applications thereof, and all patents issuing thereon (including reissues, renewals and re-examinations of the foregoing); design patents, invention disclosures; mask works; copyrights, and copyright applications and registrations; Web addresses, trademarks, service marks, trade names, and trade dress, in each case together with any applications and registrations therefor and all appurtenant goodwill relating thereto; trade secrets, commercial and technical information, know-how, proprietary or confidential information, including engineering, production and other designs, notebooks, processes, drawings, specifications, formulae, and technology; computer and electronic data processing programs and software (object and source code), data bases and documentation thereof; inventions (whether patented or not); utility models; registered designs, certificates of invention and all other intellectual property under the laws of any country throughout the world.

“Intellectual Property Matters Agreement” has the meaning set forth in Section 2.1(f) of this Agreement. From and after the Separation Date, the Intellectual Property Matters Agreement shall refer to the agreement executed and delivered pursuant to such section, as amended and/or modified from time to time in accordance with its terms.

“K&E” shall have the meaning set forth in Section 1.2 of this Agreement.

“Lawson Information” shall have the meaning set forth in Section 5.2(b) of this Agreement.

“Liabilities” means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

“Master Transition Services Agreement” has the meaning set forth in Section 2.1(c) of this Agreement. From and after the Separation Date, the Master Transition Services Agreement shall refer to the agreement executed and delivered pursuant to such section, as amended and/or modified from time to time in accordance with its terms.

“NYSE” shall have the meaning set forth in Section 3.1(c) of this Agreement.

“Other Financial Liabilities” means all liabilities, obligations, contingencies, instruments and other Liabilities of any member of the Sara Lee Group of a financial nature with third parties existing on the date hereof or entered into or established between the date hereof and the Separation Date, including any of the following: (i) foreign exchange contracts, (ii) letters of credit, (iii) guarantees of third party loans to customers, (iv) surety bonds (excluding surety for workers’ compensation self-insurance), (v) interest support agreements on third party loans to customers, (vi) performance bonds or guarantees issued by third parties, (vii) swaps or other derivatives contracts, and (viii) recourse arrangements on the sale of receivables or notes.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority.

“PHH Agreements” means the Operating Lease (Lease No. 122), dated June 25, 1998, between PHH-CFC Leasing, Inc., Sara Lee and certain other parties identified therein, and the Management Agreement, dated June 30, 1991, between PHH-CFC Leasing, Inc. and PHH Fleet America Corporation.

“Privileged Information” shall have the meaning set forth in Section 5.4(a) of this Agreement.

“Privileges” shall have the meaning set forth in Section 5.4(a) of this Agreement.

“Real Estate Matters Agreement” has the meaning set forth in Section 2.1(d) of this Agreement. From and after the Separation Date, the Real Estate Matters Agreement shall refer to the agreement executed and delivered pursuant to such section, as amended and/or modified from time to time in accordance with its terms.

“Record Date” means the close of business on the date to be determined by Sara Lee’s Board of Directors in its sole and absolute discretion as the record date for determining stockholders of Sara Lee entitled to receive shares of HBI Common Stock in the Distribution.

“Record Holders” mean the holders of record of Sara Lee Common Stock as of the close of business on the Record Date.

“Registration Statement” shall have the meaning set forth in the preamble of this Agreement.

“Sara Lee” shall have the meaning set forth in the preamble of this Agreement.

“Sara Lee Action” shall have the meaning set forth in Section 5.9 of this Agreement.

“Sara Lee Business” means all businesses and operations (whether or not such businesses or operations are or have been terminated, divested or discontinued) conducted prior to the Effective Time by Sara Lee, the Sara Lee Subsidiaries, HBI and the HBI Subsidiaries, in each case that are not included in the Branded Apparel Business.

“Sara Lee Common Stock” shall have the meaning set forth in the preamble of this Agreement.

“Sara Lee Group” means the affiliated group (within the meaning of Section 1504(a) of the Code), or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Sara Lee is the common parent corporation, and any corporation or other entity which may be, may have been or may become a member of such group from time to time, but excluding any member of the HBI Group.

“Security Interest” means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

“Separation” shall have the meaning set forth in the preamble of this Agreement.

“Separation Date” shall have the meaning set forth in Section 1.1 of this Agreement.

“Shared Contract” means Contracts with third parties which directly benefit both Sara Lee or a member of the Sara Lee Group or HBI or a member of the HBI Group.

“Shared Contractual Liabilities” means Liabilities with respect to Shared Contracts.

“Steering Committee” has the meaning set forth in Section 6.12(a) of this Agreement.

“Subsidiary” of any Person means a corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

“Substitute Guarantees” shall have the meaning set forth in Section 4.12(a) of this Agreement.

“Tax Sharing Agreement” has the meaning set forth in Section 2.1(b) of this Agreement. From and after the Separation Date, the Tax Sharing Agreement shall refer to the agreement executed and delivered pursuant to such section, as amended and/or modified from time to time in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

WHEREFORE, the parties have signed this Master Separation Agreement effective as of the date first set forth above.

SARA LEE CORPORATION

Name:
Title:

HANESBRANDS INC.

Name:
Title: